Exhibit 10.2

PEPSIAMERICAS, INC.

DEBT SECURITIES

TERMS AGREEMENT

May 11, 2005

PepsiAmericas, Inc.
4000 Dain Rauscher Plaza
60 South Sixth Street
Minneapolis, Minnesota 55402
Attention: Alexander H. Ware

Ladies and Gentlemen:

        On behalf of the several Underwriters named in the table below (“Underwriters”) and for their respective accounts, we offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement dated May 11, 2005 between PepsiAmericas, Inc. (“Company”) and the Underwriters (“Underwriting Agreement”), $250,000,000 aggregate principal amount of its 5.00% Notes due 2017 (the “2017 Notes”) and $250,000,000 aggregate principal amount of its 5.50% Notes due 2035 (the “2035 Notes”, and together with the “2017 Notes”, the “Securities”) in the respective amounts set forth below opposite their respective names at the respective purchase prices set forth below.

Underwriter	Principal Amount of 2017 Notes	Principal Amount of 2035 Notes

ASSETS:
Citigroup Global Markets Inc.	$75,000,000	$75,000,000
J.P. Morgan Securities Inc.	75,000,000	75,000,000
Banc of America Securities LLC	47,500,000	47,500,000
Wachovia Capital Markets, LLC	25,000,000	25,000,000
BNP Paribas Securities Corp.	10,000,000	10,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	10,000,000	10,000,000
Wells Fargo Securities, LLC	5,000,000	5,000,000
Loop Capital Markets, LLC	2,500,000	2,500,000

Total:	$250,000,000	$250,000,000

The 2017 Notes shall have the following terms:

Title: 5.00% Notes due 2017.

Interest Rate: 5.00% per year.

Stated Maturity: May 15, 2017, unless redeemed earlier at the Company's option.

Principal Amount: $250,000,000.

Denominations: $1,000 and integral multiples in excess thereof

Interest Payment Dates: Payable semiannually in arrears on each May 15 and November 15, beginning November 15, 2005, to holders of record on the immediately preceding May 1 or November 1, as the case may be.

Issue Date: May 18, 2005.

Interest Accrual: From and including the Issue Date to but excluding May 15, 2017 or earlier redemption, computed on the basis of a 360-day year consisting of twelve 30-day months.

Original Issue Discount: None.

Price to Public: 99.182% of principal amount, plus accrued interest, if any, from and including the Issue Date.

Purchase Price (to be paid in immediately available funds): 98.507% of the principal amount.

Optional Redemption by Company: Redeemable, in whole or in part, at the Company’s option at any time and from time to time upon not fewer than 30 nor more than 60 days’ prior written notice to the holders thereof, at the Redemption Price, together with unpaid interest accrued to the Redemption Date.

The “Redemption Price” equals the greater of:

(1)	100% of the principal amount of the 2017 Notes being redeemed; and

(2)

as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the 2017 Notes being redeemed from the Redemption Date (exclusive of interest payable on such Redemption Date) through the Stated Maturity, discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 0.15%.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the 2017 Notes to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2017 Notes to be redeemed.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the arithmetic average of at least three Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations or (ii) if fewer than five Reference Treasury Dealer Quotations are obtained, the arithmetic mean of all such obtained Reference Treasury Dealer Quotations.

“Independent Investment Banker” means one of the Redemption Treasury Dealers appointed by the Trustee after consultation with the Company.

“Redemption Date” means the date or dates specified by the Company for the redemption of the 2017 Notes pursuant to the Company’s optional redemption right.

“Redemption Treasury Dealer” means each of Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., and their respective successors. If any of the Redemption Treasury Dealers ceases to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), we may substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Redemption Treasury Dealer and any Redemption Date, the arithmetic average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Redemption Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day before such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, (i) the yield, under the heading which represents the average for the week immediately prior to the third Business Day before such Redemption Date, appearing in the most recently published statistical release designated H.15(519) or any successor publication which is published weekly by the Federal Reserve and which established yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the remaining term of the 2017 Notes to be redeemed (if no maturity is within three months before or after such remaining term, yields for the two published maturities most closely corresponding to such remaining term shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the third Business Day before such Redemption Date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue for the 2017 Notes to be redeemed, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

Optional Redemption by Holder: None.

Sinking Fund: None.

Trade Date: May 11, 2005.

Closing (Issue Date): 9:30 a.m., Minneapolis, Minnesota time, May 18, 2005 in federal (same day) funds payable to the Company's account.

Delayed Delivery Contracts: None.

Representatives: Citigroup Global Markets Inc. and J.P. Morgan Securities Inc.

Exact name in which the 2017 Notes are to be registered (registered owner): Cede & Co.

Settlement and Trading: Book-entry only via DTC.

The 2035 Notes shall have the following terms:

Title: 5.50% Notes due 2035.

Interest Rate: 5.50% per year.

Stated Maturity: May 15, 2035, unless redeemed earlier at the Company's option.

Principal Amount: $250,000,000.

Denominations: $1,000 and integral multiples in excess thereof.

Interest Payment Dates: Payable semiannually in arrears on each May 15 and November 15, beginning November 15, 2005, to holders of record on the immediately preceding May 1 or November 1, as the case may be.

Issue Date: May 18, 2005.

Interest Accrual: From and including the Issue Date to but excluding May 15, 2035 or earlier redemption, computed on the basis of a 360-day year consisting of twelve 30-day months.

Original Issue Discount: None.

Price to Public: 99.419% of principal amount, plus accrued interest, if any, from and including the Issue Date.

Purchase Price (to be paid in immediately available funds): 98.544% of the principal amount.

Optional Redemption by Company: Redeemable, in whole or in part, at the Company’s option at any time and from time to time upon not fewer than 30 nor more than 60 days’ prior written notice to the holders thereof, at the Redemption Price, together with unpaid interest accrued to the Redemption Date.

The “Redemption Price” equals the greater of:

(1)	100% of the principal amount of the 2035 Notes being redeemed; and

(2)

as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the 2035 Notes being redeemed from the Redemption Date (exclusive of interest payable on such Redemption Date) through the Stated Maturity, discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 0.20%.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the 2035 Notes to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2035 Notes to be redeemed.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the arithmetic average of at least three Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations or (ii) if fewer than five Reference Treasury Dealer Quotations are obtained, the arithmetic mean of all such obtained Reference Treasury Dealer Quotations.

“Independent Investment Banker” means one of the Redemption Treasury Dealers appointed by the Trustee after consultation with the Company.

“Redemption Date” means the date or dates specified by the Company for the redemption of the 2035 Notes pursuant to the Company’s optional redemption right.

“Redemption Treasury Dealer” means each of Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., and their respective successors. If any of the Redemption Treasury Dealers ceases to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), we may substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Redemption Treasury Dealer and any Redemption Date, the arithmetic average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Redemption Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day before such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, (i) the yield, under the heading which represents the average for the week immediately prior to the third Business Day before such Redemption Date, appearing in the most recently published statistical release designated H.15(519) or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the remaining term of the 2035 Notes to be redeemed (if no maturity is within three months before or after such remaining term, yields for the two published maturities most closely corresponding to such remaining term shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the third Business Day before such Redemption Date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the comparable Treasury Issue for the 2035 Notes to be redeemed, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

Optional Redemption by Holder: None.

Sinking Fund: None.

Trade Date: May 11, 2005.

Closing (Issue Date): 9:30 a.m., Minneapolis, Minnesota time, May 18, 2005 in federal (same day) funds payable to the Company's account.

Delayed Delivery Contracts: None.

Representatives: Citigroup Global Markets Inc. and J.P. Morgan Securities Inc.

Exact name in which the 2035 Notes are to be registered (registered owner): Cede & Co.

Settlement and Trading: Book-entry only via DTC.

Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Underwriting Agreement.

The provisions of the Underwriting Agreement are incorporated herein by reference.

The form of 2017 Note and the form of 2035 Note will be made available for checking at the office of Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, NY 10019 at least 24 hours prior to the Issue Date.

_________________ Please signify your acceptance of the foregoing by return wire not later than 3:00 p.m. today.

Very truly yours,
CITIGROUP GLOBAL MARKETS INC.
J.P. MORGAN SECURITIES INC.
BANC OF AMERICA SECURITIES LLC
WACHOVIA CAPITAL MARKETS, LLC
BNP PARIBAS SECURITIES CORP
MERRILL LYNCH, PIERCE, FENNER
    SMITH INCORPORATED
WELLS FARGO SECURITIES, LLC
LOOP CAPITAL MARKETS, LLC

By: J.P. MORGAN SECURITIES INC.

       By:  /s/ ROBERT BOTTAMEDI
       Name:   Robert Bottamedi
       Title:  Vice President

Accepted and agreed to
as of the date set forth above.

PEPSIAMERICAS, INC.

By:  /s/ ALEXANDER H. WARE

Name:  Alexander H. Ware
Title: Executive Vice President and Chief Financial Officer